FOR RELEASE, Tuesday, November 7, 2006	For Further Information Contact:
10:36 p.m. Pacific Standard Time	Kelly Masuda, Investor Contact
(310) 893-7434 or kmasuda@kbhome.com
KB Home Announces Results to Date of Consent Solicitation
for its Senior Notes
     Los Angeles, CA, November 7, 2006 — KB Home (NYSE: KBH) (the “Company”) announced today that it has received consents with respect to $1,190,137,000 in aggregate principal amount of its outstanding Senior Notes (72.1%) in connection with its consent solicitation to extend the time for the Company to file its Third Quarter 10-Q for the quarter ended August 31, 2006 to no later than February 23, 2007 and to waive certain defaults, as further described in the Company’s consent solicitation statement dated October 25, 2006 (the “Consent Solicitation Statement”) and the related Letter of Consent.
As of 5:00 p.m., New York City time, on November 7, 2006, which was the scheduled consent deadline, the Company had received valid and unrevoked consents with respect to $320,130,000 principal amount of its 6-3/8% Senior Notes due 2011 (91.5%), $248,870,000 principal amount of its 5-3/4% Senior Notes due 2014 (99.5%), $131,224,000 principal amount of its 5-7/8% Senior Notes due 2015 (43.7%), $295,035,000 of its 6-1/4% Senior Notes due 2015 (65.6%) , and $194,878,000 principal amount of its 7-1/4% Senior Notes due 2018 (65.0%).
In addition, the Company announced today that it has extended the consent deadline with respect to the 5-7/8% Senior Notes due 2015 by one day until 5:00 p.m., New York City time, on November 8, 2006. The consent solicitation will not be further amended or extended.
All other terms and conditions of the consent solicitation remain unchanged. The deadline for revocation of consents expired at 5:00 p.m., New York City time, on November 7, 2006.
This release is not a solicitation of consents, and consents for the 5-7/8% Senior Notes are only being solicited through and on the terms of the Consent Solicitation Statement dated as of October 25, 2006, as amended herein, and the Letter of Consent related thereto and as otherwise described therein.
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Building homes for nearly half a century, KB Home is one of America’s premier homebuilders with domestic operating divisions in the following regions and states: West Coast—California; Southwest—Arizona, Nevada and New Mexico; Central—Colorado, Illinois, Indiana, Louisiana and Texas; and Southeast—Florida, Georgia, Maryland, North Carolina, South Carolina and Virginia. Kaufman & Broad S.A., the Company’s publicly-traded French subsidiary, is one of the leading homebuilders in France. In fiscal 2005, the Company delivered homes to 37,140 families in the United States and France. KB Home also offers complete mortgage services through Countrywide KB Home Loans, a joint venture with Countrywide Financial Corporation. Founded in 1957, and ranked the #1 homebuilder in Fortune Magazine’s 2006 list of America’s Most Admired Companies, KB Home is a Fortune 500 company listed on the New York Stock Exchange under the ticker symbol “KBH.” For more information about any of KB Home’s new home communities, call 888-KB-HOMES (888-KB-CASAS) or visit http://www.kbhome.com (http://www.kbcasa.com).
Certain matters discussed in this press release, including any statements concerning our future financial performance, business and prospects, and our future actions and their expected results, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors that could cause actual results to be materially different. Potential risks include changes in: general economic conditions, material prices and availability, labor costs and availability, interest rates and our debt levels, the secondary market for loans, consumer confidence, competition, and currency exchange rates (insofar as they affect our operations in

France). Our actual results may also be materially different than those expressed in our forward looking statements due to environmental factors (including weather) and significant natural disasters; government regulations affecting our operations; the availability and cost of land in desirable areas; violations of our policies; the results of an ongoing internal review into stock option matters being conducted by members of the Audit and Compliance Committee of our Board of Directors, as well as an informal inquiry by the Securities and Exchange Commission and pending shareholder derivative suits regarding stock option matters; other legal or regulatory proceedings or claims; conditions in the capital, credit and homebuilding markets; and other events outside of our control. See our Quarterly Reports on Form 10-Q for the quarters ended February 28, 2006 and May 31, 2006, Annual Report on Form 10-K and Annual Report to Shareholders for the year ended November 30, 2005 and our other public filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business. We do not have a specific policy or intent of updating or revising forward-looking statements.